Exhibit 10.4
Execution version
COMMERCIAL VEHICLE GROUP, INC.
INVESTOR RIGHTS AGREEMENT
This Investor Rights Agreement (this “Agreement”), dated as of June 26, 2025 (the “Effective Date”), by and among Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and TCW Asset Management Company LLC, a Delaware limited liability company (together with its Affiliates, the “Investor”).
WHEREAS, the Investor and the Company have entered into that certain Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), pursuant to which the Investor has agreed to purchase and acquire from the Company warrants (the “Warrants”) to acquire Warrant Shares (as defined below); and
WHEREAS, the Investor and the Company desire to enter into this Agreement to provide for certain rights and obligations of the parties hereto following the issuance of the Warrants.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Section 1.Definitions.
“Action” means any action, hearing, claim, demand, suit, arbitration, litigation, subpoena or investigation or proceeding of any nature, whether civil, criminal or regulatory, in law or in equity, or otherwise, by or before any Governmental Entity
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement (i) determinations shall be made without giving effect to the limitations in Section 1(f) of the Warrant and (ii) the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Agreement, the Investor (or any other Person) shall at all times be deemed to have Beneficial Ownership of shares of Common Stock issuable upon exercise of the Warrants directly or indirectly held by it and its Affiliates.
“Board” means the board of directors of the Company.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.
“Company” has the meaning set forth in the preamble.
“Demand” has the meaning specified in Section 4(a)(i).
“Demand Registration” means a registration under the Securities Act that is the subject of a Demand.
    “Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering, (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
“Effective Date” has the meaning set forth in the preamble.
    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“FINRA” has the meaning specified in Section 4(b)(xi).
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
    “Indemnified Party” has the meaning specified in Section 4(c)(ii).
    “Indemnifying Party” has the meaning specified in Section 4(c)(ii).
    “Investor” has the meaning set forth in the preamble.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.
“Investor Ownership Threshold” means the Investor Beneficially Owning in the aggregate, whether in the form of Warrants or shares of Common Stock issued upon exercise of Warrants, at least 50% of the number of Warrant Shares Beneficially Owned by the Investor in the aggregate on the Effective Date (subject to appropriate adjustment in the event of a share split, reverse share split, share dividend, distribution in specie combination or other similar recapitalization).
“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
“Losses” has the meaning specified in Section 4(c)(i).
“Nasdaq” has the meaning specified in Section 4(b)(xvi).
“Non-Shelf Registration” has the meaning specified in Section 4(a)(i).
“Organization Change” has the meaning specified in Section 3.
“Person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.
“Privileged Information” has the meaning specified in Section 2(d).
“Prospectus” means the prospectus used in connection with a Registration Statement.
“Registrable Securities” means Warrant Shares Beneficially Owned by the Investor; provided, however, that as to any Warrant Shares, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to Rule 144 or an effective registration statement under the Securities Act; (y) the date on which such securities are eligible to be disposed of pursuant to Rule 144 without regard to the volume or manner of sale requirements of Rule 144; and (z) the date on which such securities cease to be outstanding.
    “Registration Expenses” means all expenses (other than broker or underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including: (i) stock exchange, SEC, Financial Industry Regulatory Authority and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company), (v) the fees, charges and disbursements of one counsel to the Investor, (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities on any stock exchange on which the Registrable Securities are then-listed, and (vii) the fees and expenses incurred in connection with any “road show” for an Underwritten Offering; provided, that in no instance shall Registration Expenses include Selling Expenses.
“Registration Statement” has the meaning specified in Section 4(a)(i).
    “Rights Termination Time” has the meaning specified in Section 17.
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
    “Securities Act” means the Securities Act of 1933, as amended from time to time.
    “Selling Expenses” means the broker or underwriting fees, discounts and selling commissions applicable to all Registrable Securities registered by the Investor.
    “Shelf” has the meaning specified in Section 4(a)(i).
    “Shelf Registration” means a registration of securities pursuant to a Registration Statement on Form S-3 (or other short-form registration available to the Company) filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
    “Subscription Agreement” has the meaning specified in the Recitals.
“Subsequent Shelf Registration” has the meaning specified in Section 4(a)(ii).
“Underwritten Offering” has the meaning specified in Section 4(a)(v).
“Warrants” has the meaning specified in the Recitals.
“Warrant Shares” means shares of Common Stock issued or issuable upon the exercise of the Warrant.
Section 2.Information Rights. Until the Rights Termination Time, the Investor shall have the right to:
(a)receive either (i) a substantially complete draft of the Company’s Annual Report on Form 10-K at least three Business Days prior to the expected date such report will be filed with the SEC or (ii) if the Company ceases to be subject to the requirement to file annual reports with the SEC, then annual financial statements of the Company (which in any event shall be delivered to the Investor within 120 days after the end of each fiscal year of the Company), which shall include (1) a balance sheet as of the end of such year, (2) statements of income and of cash flows for such year and setting forth in each case in comparative form the corresponding figures for the previous fiscal year, and (3) a statement of stockholders’ equity as of the end of such year;
(b)receive either (i) a substantially complete draft of the Company’s Quarterly Report on Form 10-Q at least three Business Days prior to the expected date such report will be filed with the SEC or (ii) if the Company ceases to be subject to the requirement to file quarterly reports with the SEC, unaudited quarterly financial statements of the Company (which in any event shall be delivered to the Investor within 60 days after the end of the first three quarters of each fiscal year of the Company ), which shall include unaudited statements of stockholders’ equity and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP);
(c)meet, at a time reasonably agreed by the Company and Investor, with senior management of the Company at least once per fiscal quarter to discuss the Company’s operations and performance and ask questions of management; and
(d)receive copies of all customary and material board materials distributed to the Board in their capacity as such (“Board Materials”) no later than the time when such Board Materials are distributed to the members of the Board; provided, that the Investor shall not be entitled to receive any Board Materials (or any portion of any Board Materials) to the extent the Company or the Board determines in good faith that such information or materials would reasonably be likely to adversely affect the attorney-client or similar privileges between the Company and its legal counsel or other advisors (“Privileged Information”), and the Company will accordingly redact Privileged Information from the Board Materials provided to Investor.
Section 3.Matters Requiring Investor Approval. Until the Rights Termination Time, the Company hereby covenants and agrees with the Investor that it shall not, without the approval of the Investor (i) amend or alter any provisions of the Company’s certificate of incorporation or bylaws or (ii) change its place of incorporation (together with clause (i), an “Organizational Change”), in each case in a manner that would disproportionately and adversely affect holders of the Warrants relative to holders of the Company’s common stock. Until the Rights Termination Time, in the event that the Company seeks to effect an Organizational Change, the Company shall notify the Investor of the material terms and anticipated timing of such proposed Organization Change no fewer than thirty (30) days prior to the earlier of (x) the date on which the Board first votes on the proposed Organizational Change and (y) the date on which the Organizational Change is first submitted for approval to the Company’s Stockholders, for the purpose of allowing the Investor to determine whether such Organizational Change would disproportionately and adversely affect it pursuant to this Section 3.
Section 4.Registration Rights.
(a)Shelf and Demand Registration.
(i)Filing. The Investor shall have the right, beginning on the Effective Date and ending at the Rights Termination Time, to request (a “Demand”) that the Company file a Registration Statement (each, a “Registration Statement”) covering the resale of the Registrable Securities. The Demand shall specify: (A) the aggregate number of Registrable Securities requested to be registered in such Demand Registration and (B) subject to Section 4(a)(v), the intended method of disposition in connection with the Demand Registration to the extent then known. Notwithstanding the foregoing, and without the need for a Demand, the Company shall prepare and file a Shelf Registration Statement (a “Shelf”) covering all of the Registrable Securities by no later than the forty-fifth (45th) day following the Effective Date. The Investor shall have the right to Demand up to two other registrations (“Non-Shelf Registrations”). The Company shall use reasonable best efforts to file a requested Registration Statement or prospectus supplement to the Shelf Registration Statement within thirty (30) days after such request and to cause such Registration Statement to become effective as promptly as is reasonably practicable after the filing thereof.
(ii)Maintenance of Effectiveness. The Company shall maintain the effectiveness of a Shelf (and any Subsequent Shelf Registration) until such time as there are no longer any Registrable Securities registered on such Shelf. The Company shall maintain a Non-Shelf Registration for the time required for the Investor to complete the distribution of the Registrable Securities registered on such Non-Shelf Registration, but in no event longer than one-hundred-and-twenty (120) days from its initial effectiveness, provided, however, that such period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the company, from selling any securities included in such registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof.
(iii)Delays. The Company shall be entitled to postpone (upon written notice to the Investor) the filing or the effectiveness of a Registration Statement for any Demand Registration (including a Shelf) or suspend the use of such registration statement for a reasonable period of time not to exceed sixty (60) days consecutively and not more than twice in any period of twelve (12) consecutive months, if the Board determines in good faith that the filing or effectiveness of the registration statement would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential, provided that the Company shall not register any securities for its own account or that of any other shareholder during such period. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the Investor shall have the right to withdraw such Demand. Immediately upon receipt of any notice of suspension with respect to an effective registration, the Investor shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any such suspension period shall terminate at such time as the public disclosure of such information is made.
(iv)Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.
(v)Underwritten Shelf Takedowns. If requested by the Investor, a sale of Registrable Securities pursuant to a Demand registration will be conducted in an underwritten offering (an “Underwritten Offering”). In connection with any Underwritten Offering conducted pursuant to this Section 4(a)(v), the Investor shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.
(b)Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to as expeditiously as possible:
(i)before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor;
(ii)reasonably promptly notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as required by this Agreement;
(iii)furnish to the Investor without charge, copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement, all exhibits and other documents filed therewith, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC relating to such registration;
(iv)use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)reasonably promptly notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement or the Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement or the Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor and its counsel and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities or such Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or any Prospectus amendment or supplement or any post-effective amendment thereto has become effective.
(vi)permit the Investor and its counsel to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement;
(vii)in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
(viii)prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;
(ix)within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);
(x)in the case of certificated Registrable Securities, cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor may reasonably request at least two Business Days prior to any sale of Registrable Securities;
(xi)in connection with an Underwritten Offering, enter into customary agreements (including an underwriting agreement in customary form), and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company shall make such representations and warranties to the Investor, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Investor, or the managing underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of the Registrable Securities subject to the Underwritten Offering. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of the Investor, such Underwritten Offering will not count for purposes of determining when future Demand Registrations may be requested by the Investor hereunder;
(xii)in the case of an Underwritten Offering, cause to be furnished to the Investor and each underwriter, if any, in each case, participating in a disposition pursuant to any Registration Statement a signed counterpart, addressed to the Investor or underwriter, of (i) an opinion or opinions and negative assurance letter of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Investor or the managing underwriter therefor reasonably requests; provided, that if the Company fails to obtain such opinion(s), negative assurance letter or comfort letter and the relevant offering is abandoned, then such offering will not count for purposes of determining when future Demand Registrations may be requested by the Investor hereunder;

(xiii)in the case of an Underwritten Offering, cooperate with the Investor and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA;
(xiv)in the case of an Underwritten Offering, have its appropriate officers prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing and selling of the Registrable Securities
(xv)in the case of an Underwritten Offering, use commercially reasonable efforts to cause each director and executive officer of the Company to enter into customary lock-up agreements if so required by the managing underwriter in accordance with customary underwriting practice;
(xvi)for so long as the Investor owns Registrable Securities, the Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on the Nasdaq Stock Market (“Nasdaq”) or another national securities exchange and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of such exchange; and
(xvii)use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.
(c)Indemnification and Contribution.
(i)Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the Indemnified Party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(ii)Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or the Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 4(c)(ii) shall be limited to the net proceeds received by the Investor in the offering to which such Registration Statement or Prospectus relates; provided further, that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, the Investor has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.
(iii)Notification. If any Person shall be entitled to indemnification under this Section 4(c) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any Action or of the commencement of any Action as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 4(c)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 4(c) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying

Party, in the defense of any such Action, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Action. The indemnity agreements contained in this Section 4(c) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party. The indemnification set forth in this Section 4(c) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such Action, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such Action.
(iv)Contribution. If the indemnification provided for in this Section 4(c) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 4(c), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4(c)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 4(c)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 4(c)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 5.Expense Reimbursement. The Company agrees that it will reimburse to the Investor the documented out-of-pocket fees, charges or disbursements of the Investor’s counsel incurred in connection with the exercise of the Warrants; provided that aggregate reimbursements pursuant to this clause shall not exceed $25,000. For the avoidance of doubt, any Registration Expenses shall be borne by the Company in accordance with Section 4(a)(iv) hereof, and shall not be counted toward, applied against, or otherwise reduce the $25,000 cap established in this Section 5.
Section 6.Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by electronic mail (which is confirmed), or if mailed, five days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).
If, to the Company, to:

7800 Walton Parkway
New Albany, Ohio 43054
Attention:     Aneezal Mohamed, Chief Legal Officer
Email: aneezal.mohamed@cvgrp.com

With a copy to (which copy alone shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn:     Eric Scarazzo
Email:     escarazzo@gibsondunn.com

If, to the Investor, to:

TCW Asset Management Company LLC
1251 Avenue of the Americas, Suite 4700
New York, NY 10020
Attn:     Ryan Carroll
Email:    Ryan.Carroll@tcw.com

With a copy to (which copy alone shall not constitute notice):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attn:     Michael Mezzacappa
Email:    MMezzacappa@proskauer.com

Section 7.Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party hereto against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.
Section 8.Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties hereto.
Section 9.Further Assurances. Each party hereto shall execute and deliver after the Effective Date such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.
Section 10.Dispute Resolution. This Agreement, its construction, validity and performance and any non-contractual obligations arising from or connected with it (and any dispute arising from or connected with it) is governed by and shall be construed in accordance with New York law, without regard to its choice of law rules.
Section 11.Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 12.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 13.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.
Section 14.Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. For the avoidance of doubt, no transferee of the Warrants or Warrant Shares (other than an Affiliate of the Investor) shall have any rights pursuant to this Agreement.
Section 15.Confidentiality; Acknowledgment of Securities Laws. The Investor will, and will cause its Affiliates to, keep confidential any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor or its Affiliates pursuant to Section 2 (the “Confidential Information”) and use such Confidential Information solely for the purposes of monitoring, administering or managing the Investor’s investment in the Company; provided, such information need not be kept confidential if it (i) was or becomes available to the public other than as a result of a disclosure by the Investor or any of its Affiliates in violation of this provision; (ii) was or becomes available to the Investor or any of its Affiliates from a source other than the Company or its agents (provided, that such source is believed by the Investor not to be disclosing such information in violation of an obligation of confidentiality to the Company; or (iii) was independently developed by the Investor or any of its Affiliates without reference to, incorporation of, or other use of such Confidential Information. The Investor agrees, on behalf of itself and its Affiliates, that such Confidential Information may be disclosed solely in the event that the Investor or any of its Affiliates are requested or required by applicable Law, Action, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Investor or its Affiliates, as the case may be, shall, if permitted by applicable Law, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and agents who are provided material non-public information concerning the Company or its securities, that the U.S. securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
Section 16.Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof and thereof.
Section 17.Termination. The rights provided for in Section 2 (Information Rights), Section 3 (Matters Requiring Investor Approval) and Section 4(a) and (b) (Registration Rights) shall terminate at such time (the “Rights Termination Time”) when the Investor no longer meets the Investor Ownership Threshold.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
Company:

COMMERCIAL VEHICLE GROUP, INC.

By: /s/ James R. Ray
Name: James R. Ray
Title: President and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

Investor:
TCW ASSET MANAGEMENT COMPANY LLC

By: /s/ Suzanne Grosso
Name:    Suzanne Grosso
Title:    Managing Director

[Signature Page to Investor Rights Agreement]